SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549





                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) December 30, 2003
                                                        -----------------



                          ONE LIBERTY PROPERTIES, INC.
                          ----------------------------
               (Exact name of Registrant as specified in charter)




    Maryland                    0-11083                           13-3147497
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(State or other          (Commission file No.)                  (IRS Employer
 jurisdiction of                                                    I.D. No.)
 incorporation)


 60 Cutter Mill Road, Suite 303, Great Neck, New York             11021
 -------------------------------------------------------------------------
  (Address of principal executive offices)                      (Zip code)


        Registrant's telephone number, including area code     516-466-3100
                                                               ------------








Item 5.   Other Events and Required FD Disclosure.

         On December 30, 2003 the registrant redeemed all of its outstanding shares of preferred stock. Attached hereto is Exhibit A, a press release announcing the results of such redemption.

         On January 5, 2004 the registrant announced that it had applied for listing of its common stock on the New York Stock Exchange and that trading is anticipated to commence on January 15, 2004. Annexed as Exhibit B is a press release announcing the filing by the registrant of the application for listing on the New York Stock Exchange.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned officer thereunto duly authorized.



                                     ONE LIBERTY PROPERTIES, INC.



Date:     January 5, 2004            By:  /s/ Simeon Brinberg
                                     -----------------------------------
                                     Simeon Brinberg
                                     Senior Vice President

                                    EXHIBIT A

                          ONE LIBERTY PROPERTIES, INC.
                               60 Cutter Mill Road
                                    Suite 303
                           Great Neck, New York 11021
                            Telephone (516) 466-3100
                            Telecopier (516) 466-3132
                          www.onelibertyproperties.com

                   ONE LIBERTY PROPERTIES COMPLETES REDEMPTION
                               OF PREFERRED SHARES

Great Neck, New York - January 5, 2004 - One Liberty Properties, Inc. (ASE:OLP) today announced that it has completed the redemption of all of its outstanding $16.50 cumulative convertible preferred stock. Of the 648,058 shares of preferred stock outstanding, 509,185 shares were redeemed for a total consideration of $8,401,552.50 and 138,873 shares of preferred stock were converted into 114,539 shares of common stock. The conversion ratio was .825 of a share of common for each share of preferred stock converted.

One Liberty Properties is a real estate investment trust which owns a geographically diversified portfolio of retail, industrial, office, movie theater and other properties, a substantial portion of which are under long term leases. Substantially all such leases are "net leases", under which the tenant is responsible for real estate taxes, insurance and ordinary maintenance and repairs.



Contact: Simeon Brinberg - (516) 466-3100

                                    EXHIBIT B


                          ONE LIBERTY PROPERTIES, INC.
                               60 Cutter Mill Road
                                    Suite 303
                           Great Neck, New York 11021
                            Telephone (516) 466-3100
                            Telecopier (516) 466-3132
                          www.onelibertyproperties.com

                        ONE LIBERTY PROPERTIES TO LIST ON
                             NEW YORK STOCK EXCHANGE

Great Neck, New York - January 5, 2004 - One Liberty Properties, Inc. (ASE:OLP) today announced that it has applied to list its shares of Common Stock on the New York Stock Exchange (NYSE). The Company anticipates that trading on the NYSE will begin on Thursday, January 15, 2004 under the trading symbol "OLP". One Liberty's Common Stock will continue to trade on the American Stock Exchange until that date.

"We are pleased to welcome One Liberty Properties, a real estate investment trust, to our family of listed companies, where it will trade alongside 2,700 of the world's best companies," said NYSE President and Co-COO, Catherine R. Kinney. "We look forward to providing an excellent market and a high level of service to One Liberty Properties and its shareholders."

"We consider this a significant milestone for our Company and its shareholders" said Jeffrey Fishman, President and CEO of One Liberty. Mr. Fishman noted that the listing of the Company's Common Stock on the New York Stock Exchange will provide its shareholders with an excellent trading environment and a platform with greater liquidity and transparency. He further commented, "We look forward to the increased exposure and presence associated with a listing on the New York Stock Exchange."

One Liberty Properties is a real estate investment trust which owns a geographically diversified portfolio of retail, industrial, office, movie theater and other properties, a substantial portion of which are under long term leases. Substantially all such leases are "net leases", under which the tenant is responsible for real estate taxes, insurance and ordinary maintenance and repairs.

Certain matters discussed in this press release are forward looking statements that are subject to risk and uncertainties that could cause actual results and outcomes to differ materially from those projected.


Contact: Simeon Brinberg - (516) 466-3100